UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 28, 2026

Myers Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	001-8524	34-0778636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1293 South Main Street, Akron, Ohio 44301

(Address of Principal Executive Offices, and Zip Code)

(330) 253-5592

Registrant’s Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, without par value	MYE	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Existing Loan Agreement

On July 28, 2026, Myers Industries, Inc. (the “Company”), MYE Canada Operations Inc. and Scepter Canada Inc., each as foreign subsidiary borrowers (together with the Company, collectively, the “Borrowers”) amended that certain Seventh Amended and Restated Loan Agreement, dated as of September 29, 2022, among the Borrowers, the other foreign subsidiary borrowers party thereto from time to time, JPMorgan Chase Bank, National Association, as administrative agent (the “Administrative Agent”), and the certain financial institutions party thereto as lenders (as previously amended, the “Existing Loan Agreement”), pursuant to Amendment No. 2 to Seventh Amended and Restated Loan Agreement, dated as of July 28, 2026, among the Borrowers, the Administrative Agent, and the financial institutions party thereto as lenders (the “Amendment”, and the Existing Loan Agreement, as amended pursuant to the Amendment being referred to herein as the “Amended Loan Agreement”).

The Amended Loan Agreement is on substantially the same terms as the Existing Loan Agreement, except the Amendment has amended the Existing Loan Agreement to, among other items, (i) extend the maturity date of the Revolving Facility (as defined below) from September 29, 2027 to the fifth anniversary of the Amendment, (ii) establish a new term loan facility (the “Term Loan Facility”) in the aggregate principal amount of $250 million (the “Term Loans”), which Term Loans will be used to refinance the term loans outstanding under the Existing Loan Agreement (the “Existing Term Loans”), (iii) modify the maximum leverage ratio under the Existing Loan Agreement to not exceed 3.50 to 1.00 on a “net” basis (subject to “net” leverage ratio holiday periods, at the election of the Company, of 4.00 to 1.00 for a period of four fiscal quarters in connection with a “Material Acquisition” (as defined in the Amended Loan Agreement and consistent with the Existing Loan Agreement), and upon terms as more fully described in the Amended Loan Agreement), (iv) decrease the applicable margins for the loans under the Amended Loan Agreement and such decreased rates shall range between 1.100% to 1.950% for Term SOFR, RFR, SONIA, EURIBOR and CORRA based loans and between 0.100% and 0.950% for base rate loans, in each case, based from time to time on the determination of the Company’s then net leverage ratio, (v) remove the existing LIBOR adjustment from the calculation of the Term SOFR and RFR rates, and (vi) release the “MTS Sale Specified Subsidiaries” (as defined in the Amended Loan Agreement) as guarantors of the Facilities (as defined below) until January 28, 2027 (or such later date upon the terms of and as more fully described in the Amended Loan Agreement), unless the “MTS Sale” (as defined in the Amended Loan Agreement) is consummated by such date.

The Amended Loan Agreement continues to provide for a revolving credit facility in an aggregate committed principal amount of $250 million, which includes a letter of credit subfacility and swingline subfacility (the “Revolving Facility”, and together with the Term Loan Facility, the “Facilities”). The proceeds of the Term Loan Facility will be used to refinance the Existing Term Loans and the proceeds of the Revolving Facility will be used (a) to refinance the Existing Term Loans, and (b) for the ongoing working capital requirements of the Company and its subsidiaries and for general corporate purposes.

Under the Amended Loan Agreement, the Term Loans will amortize in quarterly installment payments in an aggregate annual amount equal to five percent (5%) of the original principal amount of the Term Loan Facility. The Facilities may be voluntarily prepaid at any time, in whole or in part, without penalty or premium, upon notice to the Administrative Agent; however, all amounts repaid or prepaid in respect of the Term Loans may not be reborrowed. The Term Loans will also be subject to mandatory prepayments in connection with certain debt issuances and asset sales, subject to certain reinvestment rights of the Borrowers. The Facilities have a maturity date of the fifth anniversary of the Amendment.

The Amended Loan Agreement is subject to substantially the same affirmative and negative covenants and events of default as currently set forth in the Existing Loan Agreement, except as otherwise described above.

In connection with the Amended Loan Agreement, the Company and certain of its domestic subsidiaries (the “Loan Parties”) entered into (i) the Amended and Restated Pledge and Security Agreement, dated as of July 28, 2026, with the Administrative Agent for the benefit of the secured parties thereunder, pursuant to which the Loan Parties party thereto will reaffirm the existing grant of a security interest in, and lien on, all of their respective assets (except with respect to certain assets that are customarily excluded from the incurrence of such liens), and (ii) the Third Amended and Restated Guaranty, dated as of July 28, 2026, for the benefit of the Administrative Agent, pursuant to which the Loan Parties party thereto will reaffirm and/or agree, as applicable to such Loan Party, to guarantee the payment and performance of the Borrowers’ obligations under the Amended Loan Agreement.

The foregoing description of the Amendment does not purport to be complete and such description is qualified in its entirety by reference to the full text of such agreement attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 and Exhibit 10.1 of this report are incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On July 30, 2026, Myers Industries, Inc. (the “Company”) issued a press release announcing earnings results for the second quarter ended June 30, 2026. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K. In addition, a copy of the presentation which will be discussed during the Company’s earnings conference call at 10:00 a.m. Eastern Time on July 30, 2026, is available on the Investor Relations section of the Company’s website at www.myersindustries.com. Information about the Company’s earnings conference call can be found in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K.

Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information in this Item 2.02 and Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. Furthermore, the information in this Item 2.02 and Exhibit 99.1 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended (the “Securities Act”), except as may be expressly set forth by specific reference in such filing.

Item 7.01 Regulation FD Disclosure.

As described in “Item 2.02 Results of Operations and Financial Condition” above, on July 30, 2026, the Company issued a press release announcing earnings results for the second quarter ended June 30, 2026. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K. In addition, a copy of the presentation which will be discussed during the Company’s earnings conference call at 10:00 a.m. Eastern Time on July 30, 2026, is available on the Investor Relations section of the Company’s website at www.myersindustries.com. Information about the Company’s earnings conference call can be found in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K.

Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. Furthermore, the information in this Item 7.01 and Exhibit 99.1 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment No. 2 dated as of July 28, 2026 to Seventh Amended And Restated Loan Agreement dated as of September 29, 2022*
99.1	Press Release, dated July 30, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Pursuant to Item 601(b)(2) of Regulation S-K, certain exhibits and schedules have been omitted from this filing. The registrant agrees to furnish the Commission on a supplemental basis a copy of any omitted provisions, exhibit or schedule.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myers Industries, Inc.

	By:	/s/ Samantha Rutty
Samantha Rutty
Executive Vice President and Chief Financial Officer

Date: July 30, 2026